UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 4, 2021

BioRestorative Therapies, Inc.
(Exact Name of Registrant as Specified in Its Charter)

001-37603
(Commission File Number)

Delaware	91-1835664
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

40 MARCUS DRIVE
MELVILLE, New York 11747
(Address of principal executive offices, including zip code)

(631) 760-8100
(Registrant’s telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	NA

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On November 4, 2021, BioRestorative Therapies, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Roth Capital Partners, as representative of the underwriters named in the Underwriting Agreement (the “Underwriters”).  Pursuant to the terms and conditions of the Underwriting Agreement, the Company agreed to sell to the Underwriters 2,300,000 units (the “Units”), each consisting of one share of its common stock, par value $0.0001 per share (“Common Stock”), and one warrant to purchase one share of Common Stock (the “Warrants”), at a price of $10.00 per Unit (the “Offering”), less underwriting discounts and commissions.  The Offering is expected to close on November 9, 2021, subject to customary closing conditions.  Also, pursuant to the Underwriting Agreement, the Underwriters have been granted by the Company a 45-day option to purchase up to 345,000 additional shares of Common Stock and/or Warrants to purchase up to 345,000 additional shares of Common Stock to cover over-allotments, if any.  On November 5, 2021, the over-allotment option as to the Warrants for the purchase of 345,000 shares of Common Stock was exercised.  The Warrants have a per share exercise price of $10.00 (100% of the public offering price of the Units), are exercisable immediately and expire five years from the date of issuance.

The shares of Common Stock and the Warrants will be issued pursuant to a registration statement on Form S-1, as amended (Registration No. 333-204672), which was declared effective by the Securities and Exchange Commission (the “Commission”) on November 4, 2021, and a registration statement on Form S-IMEF (Registration No. 333-260792), which was declared effective by the Commission on November 4, 2021. The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, and other obligations of the parties and termination provisions.

The net proceeds to the Company from the offering are approximately $20,869,000, after deducting the underwriting discounts and commissions, and offering expenses payable by the Company.  The Company intends to use the net proceeds from the offering as follows: (i) undertaking of clinical trials with respect to BRTX-100 and its related collection and delivery procedure; (ii) pre-clinical research and development with respect to its ThermoStem Program; and (iii) for general corporate and working capital purposes.

The foregoing description of the Underwriting Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to the full text of, the Underwriting Agreement, a copy of which is filed herewith as Exhibit 1.1.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) Effective November 4, 2021, Robert E. Kristal, age 54, was appointed Chief Financial Officer of the Company.  Mr. Kristal is an experienced Wall Street and Bay Street professional who has served in various management roles within multiple business lines of investment banks. From 2016 to 2020, he was Head of Equity Research at H.C. Wainwright. Mr. Kristal provided investment banking and merchant banking services from 2013 to 2016 at H.C. Wainwright and T.R. Winston. He is charted financial analyst. Mr. Kristal received a Bachelor of Arts degree in Economics from Wilfrid Laurier University and a Bachelor of Commerce (Honors) degree in Finance from the University of Windsor.  Concurrently with his appointment, Mr. Kristal was granted an option for the purchase of 10,490 shares of common stock of the Company at an exercise price of $13.50 per share.  Such option is exercisable for a ten year period and vests on a quarterly basis over a two year period commencing upon the date of grant.

(d) Effective November 4, 2021, Patrick F. Williams was elected a director of the Company.  Mr. Williams was appointed to the Audit Committee (Chair), Compensation Committee and Nominating Committee of the Board of Directors of the Company. Concurrently with his election, Mr. Williams was granted an option for the purchase of 10,490 shares of common stock of the Company at an exercise price of $13.50 per share.  Such option is exercisable for a ten year period and vests on a quarterly basis over a two year period commencing upon the date of grant.

Effective November 4, 2021, David Rosa was elected a director of the Company.  Mr. Rosa was appointed to the Nominating Committee (Chair), Compensation Committee and Audit Committee of the Board of Directors of the Company.  Concurrently with his election, Mr. Rosa was granted an option for the purchase of 10,490 shares of common stock of the Company at an exercise price of $13.50 per share.  Such option is exercisable for a ten year period and vests on a quarterly basis over a two year period commencing upon the date of grant.

(e) On November 4, 2021, the Company granted options to its officers and directors for the purchase of shares of common stock of the Company at an exercise price of $13.50 per share as follows:

Name	Number of Shares
Lance Alstodt	42,059
Francisco Silva	42,059
Robert E. Kristal	10,490
Nickolay Kukekov	25,236
Patrick F. Williams	10,490
David Rosa	10,490

In addition, on November 4, 2021, the Company reduced the exercise price of options held by Messrs. Alstodt and Silva, each for the purchase of 293,479 shares of common stock of the Company, from $47.60 per share to $13.50 per share.

The foregoing descriptions of the stock option grants to Messrs. Alstodt and Silva do not purport to be complete and are qualified in their entirety by reference to the full texts of the Non-Qualified Stock Option Award Agreements for them attached hereto as Exhibits 99.1 and 99.2, respectively.

Item 7.01.	Regulation FD Disclosure.

On November 4, 2021, the Company issued a press release (the “Press Release”) announcing the pricing of the Offering.  A copy of the press release is furnished as Exhibit 99.3 hereto.

The information in the Press Release is being furnished, not filed, pursuant to this Item 7.01. Accordingly, the information in the Press Release will not be incorporated by reference into any registration statement filed by the Company under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.  The furnishing of the information in this Report with respect to the Press Release is not intended to, and does not, constitute a determination or admission by the Company that the information in this Report with respect to the Press Release is material or complete, or that investors should consider this information before making an investment decision with respect to any security of the Company.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

1.1       Underwriting Agreement, dated November 4, 2021, by and between the Company and Roth Capital Partners, as amended and restated on November 8, 2021.

99.1 Non-Qualified Stock Option Award Agreement, dated as of November 4, 2021, between the Company and Lance Alstodt.

99.2 Non-Qualified Stock Option Award Agreement, dated as of November 4, 2021, between the Company and Francisco Silva.

99.3 Press Release, dated November 4 2021, issued by BioRestorative Therapies, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIORESTORATIVE THERAPIES, INC.

Dated: November 8, 2021	By:	/s/ Lance Alstodt
Lance Alstodt
Chief Executive Officer